Exhibit 99.5

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form F-4 of International General Insurance Holdings Ltd., a Bermuda exempted company (the “Company”), with the Securities Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any related prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of the Company upon the Effective Time (as such term is defined in the Business Combination Agreement, dated as of October 10, 2019, by and among International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre, Tiberius Acquisition Corporation, a Delaware corporation, Lagniappe Ventures LLC, a Delaware limited liability company, Wasef Jabsheh and, upon the execution and delivery of a joinder thereto, the Company and Tiberius Merger Sub, Inc., a Delaware corporation) and to the filing of this consent as an exhibit to the Registration Statement.

Date: December 9, 2019

By:	/s/ Michael Gray
	Name:	Michael Gray